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                                                                    Exhibit j(2)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
  Mercantile Mutual Funds, Inc.:

We consent to the use of our reports dated January 21, 2000 for the Mercantile Mutual Funds, Inc., incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information.


KPMG LLP

Columbus, Ohio
March 30, 2000